Consent of Independent Registered Public Accounting Firm

Roma Financial Corporation

Robbinsville, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136112) of Roma Financial Corporation of our reports dated March 4, 2009, relating to the consolidated financial statements and the effectiveness of the Corporation’s internal control over financial reporting, appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Malvern, Pennsylvania

March 4, 2009